UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-8814	84-0705083
(Commission File Number)	(IRS Employer Identification No.)

34501 East Quincy Avenue, Building 34, Box 10, Watkins, CO 80137
(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code
(303) 292-3456

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock 1/3 of $.01 par value	PCYO	The NASDAQ Stock Market
(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

This current report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Appointment of Officer

On April 1, 2020, Kevin B. McNeill, age 48, joined the Registrant as Vice President, and the board of directors of the Registrant voted to elect Mr. McNeill as Chief Financial Officer, principal accounting officer and principal financial officer of the Registrant effective as of April 10, 2020. Mark W. Harding will continue to serve as the Registrant’s President and Chief Executive Officer, but will relinquish his position as Chief Financial Officer, principal accounting officer and principal financial officer effective as of April 10, 2020.

Mr. McNeill has more than 24 years of accounting and finance experience. Prior to joining the Registrant, Mr. McNeill was the VP, Chief Financial Officer and Chief Compliance Officer, from July 2018 through March 2020, of TCG Group Holdings, LLP, a privately held wealth management company in Austin, Texas. From May 2012 to July 2018, Mr. McNeill was the Controller for First Western Financial, Inc., where he played an integral role in the successful completion of First Western’s initial public offering. Mr. McNeill began his career with Ernst and Young in Denver in the Audit and Advisory Business Services group. After being promoted to Audit Manager, Mr. McNeill transitioned to corporate accounting and served in various positions, including serving as Controller of the Registrant from 2004 through May 2012. Mr. McNeill obtained his Bachelor Degree and Master of Accountancy from the University of Denver and is a licensed Certified Public Accountant.

There are no arrangements or understandings between Mr. McNeill and any other persons pursuant to which he was selected as an officer of the Registrant. Mr. McNeill has no family relationship with any director or executive officer of the Registrant and has not been involved in any related party transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. McNeill entered into an offer letter with the Registrant providing for at-will employment with an annual base salary of $225,000. Mr. McNeill will be eligible for discretionary bonuses on the same basis as other officers and key employees of the Registrant. In addition, he will be eligible to the standard benefits available to all full-time employees of the Registrant.

A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1.

Item 9.01

(d)           Exhibits.

Exhibit No.	Description
10.1	Offer Letter between Pure Cycle Corporation and Kevin B. McNeill dated January 23, 2020

99.1	Press Release dated April 2, 2020 announcing the appointment of Kevin B. McNeill as Vice President and Chief Financial Officer of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2020
PURE CYCLE CORPORATION

By:	/s/ Mark W. Harding
Mark W. Harding
President and Chief Financial Officer